                                                                   EXHIBIT 10.17


                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "Agreement") is made as of March 31, 1998 by and among Simcala, Inc., a Delaware corporation (the "Company") and successor by merger with SAC ACQUISITION CORP., a Georgia corporation ("Buyer"), each of the individuals and entities listed on SCHEDULE B hereto (each being a "Seller," and all of them together being the "Sellers"), and SunTrust Bank, Atlanta, a Georgia banking corporation ("Escrow Agent").

                                   BACKGROUND

         A. Immediately prior to the execution and delivery hereof, Buyer became the owner of 100% of the issued and outstanding shares of capital stock of (the Company), pursuant to the terms of that certain Stock Purchase Agreement, dated as of February 10, 1998 (the "Purchase Agreement") among Buyer, the Company, and the Sellers and Buyer merged with and into the Company, with the Company being the surviving corporation.

         B. The Purchase Agreement contemplates the establishment of an escrow fund for the purposes stated therein.

         C. Escrow Agent is willing to accept the escrow fund and to hold and distribute the escrow fund in accordance with the terms and conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Appointment of Escrow Agent. The Company and each of the Sellers hereby designate and appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions, and provisions of this Agreement.

         2.  Creation of Escrow Fund.

         (a) Concurrently with the execution and delivery of this Agreement, the Buyer has deposited with Escrow Agent the sum of Four Million Dollars ($4,000,000) (the "Escrow Deposit").


         (b) Escrow Agent agrees to hold, administer, invest and dispose of the Escrow Deposit and any interest, dividends, distributions or other income or capital appreciation earned and realized from the Escrow Deposit and the realized earnings thereof (hereinafter collectively referred to as the "Earnings"; the sum of the Escrow Deposit plus the Earnings less any distributions pursuant to Section 5 is hereinafter referred to as the "Escrow Fund") in accordance with the terms and conditions of this Escrow Agreement and not permit any withdrawal thereof except pursuant to the terms hereof.

         (c) Escrow Agent shall invest and reinvest any or all of the Escrow Fund in any of the following:

             (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a remaining term of one year or less;

             (ii) certificates of deposit of, or accounts with, national banks or corporations endowed with trust powers having capital and surplus in excess of $100,000,000;

             (iii) commercial paper at the time of investment rated A-1 by Standard & Poor's Corporation or Prime-1 by Moody's Investor's Service, Inc.; or

             (iv) obligations issued by any state or municipality of the United States with a remaining term of one year or less.

The parties agree that the Sellers will include any Earnings in respect of the Escrow Fund in their respective incomes.

         (d) Escrow Agent shall maintain a ledger (the "Escrow Ledger") setting forth (i) the name and address of each Seller, (ii) investments and reinvestments of the Escrow Fund, (iii) the amount of the Escrow Fund attributable to the remainder of the Escrow Deposit, (iv) the amount of the remainder of the Escrow Deposit attributable to each Seller, determined initially based on his or its Proportionate Share, (v) the amount of the Escrow Fund attributable to the Earnings, and (vi) each Seller's share of the Earnings based on such Seller's respective percentage interest in the Escrow Fund on the date the Earnings are realized, and (vii) the amount of the Escrow Fund attributable to each Seller, and (viii) such other information as may be required from time to time in writing by the Company or the Sellers for the administration of this Agreement. Copies of each updated version of the Escrow Ledger shall be sent to the Company and all Sellers as soon as practicable following each such update and each March 31, June 30, September 30 and December 31 during the term of this Agreement.

         3. Disposition of Claims Amount. At any time prior to the close of business on September 15, 2002, the Company may deliver to Escrow Agent an Indemnification Claim, with a copy being contemporaneously delivered to the Seller(s) named therein (the "Seller Indemnitor(s)"). Each Seller Indemnitor shall have thirty (30) days following receipt of such Indemnification Claim to deliver to Escrow Agent a written objection thereto specifying in reasonable detail the basis for such objection (the "Objection"), with a copy being contemporaneously delivered to the Company. If an Objection is not timely filed with Escrow Agent by a Seller Indemnitor, the Indemnification Claim against such Seller Indemnitor is an

"Uncontested Claim." If an Objection is timely filed with Escrow Agent by a Seller Indemnitor, the Indemnification Claim against such Seller Indemnitor is a "Contested Claim."

         4. Tentatively Impounded Funds. With respect to each Indemnification Claim received by Escrow Agent, Escrow Agent shall make a notation on the Escrow Ledger setting aside from the Escrow Fund (and each Seller Indemnitor's share of the Escrow Fund) the amount asserted by the Company as a Loss (the "Tentatively Impounded Funds"). In connection with any asserted Loss in respect of a Company Related Claim, such notation shall be made against each Seller Indemnitor's share of the Escrow Fund pro rata based on his or its respective Proportionate Shares, and any payment with respect thereto shall also be made from each Seller Indemnitor's share of the Escrow Fund based on his or its Proportionate Share. Upon notification of determination of the exact amount of the Loss with respect to each Indemnification Claim (whether by Notice of Release or by Award Notice), the Tentatively Impounded Funds shall be decreased or increased by Escrow Agent as necessary to reflect the difference (if any) between the amount of the Loss asserted in the Indemnification Claim and the amount of the Loss actually payable to the Company pursuant to Section 5 hereof. Upon payment by Escrow Agent to the Company of any amount in respect of any such Loss or upon receipt of a Withdrawal Notice from the Company, any remaining Tentatively Impounded Funds with respect to such Loss or Withdrawal Notice shall be reduced by the amount of such payments or the amount stated in such Withdrawal Notice.

         5. Distributions from Escrow Fund. Escrow Agent shall pay and disburse from the Escrow Fund:

            (a) To the Company the amount specified as an "Adjustment Amount" in a written declaration executed by the Company and each of the Sellers;

            (b) All accrued Earnings (net of amounts paid as the Sellers' share of the expenses of Escrow Agent) on the Escrow Deposit will be distributed by Escrow Agent beginning June 30, 1998 and, thereafter, quarterly to the Sellers based on each of their respective shares of the Earnings as reflected in the Escrow Ledger on the date of distribution of the Earnings;

            (c) To the Company the amount of Loss asserted if the Indemnification Claim is an Uncontested Claim;

            (d) To the Company the amount of Loss asserted if the Indemnification Claim is a Contested Claim and the Seller Indemnitor shall have delivered a Withdrawal Notice to Escrow Agent with respect to such Contested Claim;

            (e) To the Company the amount specified in any Notice of Release with respect to an Indemnification Claim;

            (f) To the Company the amount specified in any Award Notice with respect to an Indemnification Claim;

                  (g) Pursuant to written notice received from the Sellers, to each of the Sellers in Proportionate Shares, on the next business day following September 30, 1998 an amount equal to Five Hundred Thousand Dollars ($500,000); provided, however, that the amount distributed to each Seller shall be reduced by the sum of (i) the amount of Tentatively Impounded Funds attributable to such Seller on such date,
         (ii) the amount of such Seller's Proportionate Share of any Adjustment Amount paid from the Escrow Fund, and (iii) the amount of any and all Losses attributable to such Seller paid from the Escrow Fund.

                  (h) Pursuant to written notice received from the Sellers, to each of the Sellers in Proportionate Shares, on the next business day following March 31, 1999 an amount equal to One Million Dollars ($1,000,000); provided, however, that the amount distributed to each Seller shall be reduced by the sum of (i) the amount of Tentatively Impounded Funds attributable to such Seller on such date, (ii) the amount of such Seller's Proportionate Share of any Adjustment Amount paid from the Escrow Fund (but only to the extent that such amount was not withheld from the funds released pursuant to subparagraph (g) above), and (iii) the amount of any and all Losses attributable to such Seller paid from the Escrow Fund (but, in each case, only to the extent that such amount was not withheld from the funds released pursuant to subparagraph (g) above).

                  (i) Pursuant to written notice received from the Sellers, to each of the Sellers in Proportionate Shares, on the next business day following September 30, 1999 an amount equal to One Million Dollars ($1,000,000); provided, however, that the amount distributed to each Seller shall be reduced by the sum of (i) the amount of Tentatively Impounded Funds attributable to such Seller on such date, (ii) the amount of such Seller's Proportionate Share of any Adjustment Amount paid from the Escrow Fund (but only to the extent that such amount was not withheld from the funds released pursuant to subparagraphs (g) and
         (h) above), and (iii) the amount of any and all Losses attributable to such Seller paid from the Escrow Fund (but, in each case, only to the extent that such amount was not withheld from the funds released pursuant to subparagraphs (g) and (h) above).

                  (j) If there are Tentatively Impounded Funds with respect to a particular asserted Loss on any of the dates specified in (g), (h) or
         (i) above, and the amount of the asserted Loss exceeds the amount of the Loss actually paid to the Company pursuant to this Section 5, to each Seller in an amount equal to his or its share of such excess (or, if less, such Seller's remaining interest in the Escrow Fund).

                  (k) Pursuant to written notice received from the Sellers, to each of the Sellers, on the next business day following September 15, 2002, the amounts equal to the amounts by which the then remaining balance of each Seller's interest in the Escrow Fund exceeds the amount of Tentatively Impounded Funds attributable to such Seller on such date; and

                  (l) If there are Tentatively Impounded Funds with respect to a particular asserted Loss on September 15, 2002, to the Seller to whom or which the Tentatively Impounded Funds were attributable on September 15, 2002, on the next business day following the first day when the Tentatively Impounded Funds attributable to such Seller with respect to such Loss are equal to zero, an amount equal to the excess of the remaining balance of such Seller's interest in the Escrow Deposit over any remaining Tentatively Impounded Funds with respect to such Seller.

         With respect to a disbursement made pursuant to subparagraph (f) above, not less than 20 days before such disbursement, Escrow Agent shall give notice of such pending disbursement to each of the Company and the relevant Seller(s). All other disbursements described hereunder shall be made by Escrow Agent within three (3) business days following the events described above by wire transfer to an account designated in writing by the recipient(s) of the disbursement. A Seller's share of the Escrow Fund shall be reduced by (and such reduction shall be reflected on the Escrow Ledger) (i) the amount of all distributions to such Seller, (ii) such Seller's Proportionate Share of any Adjustment Amount distributed to the Company, and (iii) in accordance with Section 4 of this Agreement, by the amount of payments made to the Company under subparagraphs
(c), (d), (e) and (f) of this Section 5 for Indemnification Claims for which such Seller was the Seller Indemnitor. If at any time the amount of any payment required to be made by Escrow Agent to the Company in respect of a particular Seller exceeds such Seller's remaining share of the Escrow Fund, Escrow Agent shall pay to the Company the entire Escrow Fund with respect to such Seller.

         6. Escrow Agent's Duties. Escrow Agent shall be obligated to perform only such duties as expressly set forth in this Agreement and the Schedules hereto, and shall not be required, in carrying out its duties under this Agreement, to refer to the Purchase Agreement or any other agreement between the parties or any of them or among the parties or any of them and any other person or entity.

         7. Remedies of Escrow Agent. In the event of any disagreement or controversy hereunder, or if conflicting demands or notices are made upon Escrow Agent, or in the event Escrow Agent in good faith is in doubt as to what action it should take hereunder, the parties expressly agree and consent that Escrow Agent shall have the absolute right, at its option, to file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring all persons involved to interplead their several claims and rights among themselves and with Escrow Agent.

         8. Reliance on Counsel. The Escrow Agent may from time to time consult with legal counsel of its own choosing in the event of any disagreement, or controversy, or question or doubt as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion or instructions of such counsel, unless such opinion or instructions constitute gross negligence or willful misconduct. Any such fees and expenses of such legal counsel shall be considered part of the fees and expenses of the Escrow Agent described within this Escrow Agreement.

         9. Escrow Agent's Fees and Expenses. The Company hereby remits to Escrow Agent the sum of $2,500, and the Sellers hereby remit to Escrow Agent the sum of $2,500 based on their Proportionate Shares, in partial consideration for carrying out the Escrow Agent's duties hereunder. All additional reasonable compensation of Escrow Agent as set forth in SCHEDULE A hereto and all expenses, disbursements and advances (including reasonable attorneys' fees and expenses) incurred in carrying out Escrow Agent's duties hereunder shall be paid one-half by the Company and one-half from the Escrow Fund (first from Earnings, then, if necessary, from the Escrow Deposit) pro rata according to the Sellers' Proportionate Shares. If Escrow Agent resigns or is terminated pursuant to
Section 11 of this Agreement, Escrow Agent shall be entitled to its compensation earned prior to such resignation or termination.

         10. Indemnification. The Company and each of the Sellers severally shall indemnify, protect and save and hold Escrow Agent and its successors and permitted assigns harmless from all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including reasonable attorneys' fees and expenses) of whatsoever kind or nature imposed on, incurred by or asserted against Escrow Agent which in any way relate to or arise out of the execution and delivery of this Agreement or any action taken hereunder; provided, however, that the Company and the Sellers shall have no obligation to indemnify and save and hold Escrow Agent harmless from any liability incurred by, imposed upon or asserted against Escrow Agent resulting from the gross negligence or willful misconduct of Escrow Agent The Company shall indemnify Escrow Agent for up to one-half of the amount of any indemnification obligations owing by the Company under this Section 10, and all of the Sellers shall indemnify Escrow Agent for up to one-half of the amount of any indemnification obligations owing under this Section 10, with each Seller being jointly and severally liable for the Sellers' aggregate one-half share of any such indemnification obligations. The provisions of this Section 10 shall survive the term of this Agreement.

         11. Resignation by or Termination of Escrow Agent. Escrow Agent may resign as such by delivering written notice to such effect at least thirty (30) days prior to the effective date of such resignation to each of the Sellers and the Company. The Company and the Sellers, acting jointly, may terminate Escrow Agent from its position as such by delivering written notice to Escrow Agent to such effect executed by the Company and the Sellers at least thirty (30) days prior to the effective date of such termination (unless such termination is as a result of Escrow Agent's breach of its obligations hereunder, in which case the effective date of such termination shall be any date specified in such notice by the Company and the Sellers). In the event of such resignation by or termination of Escrow Agent, a successor Escrow Agent shall be appointed by mutual written agreement between the Company and the Sellers. Escrow Agent which has been so terminated or has so resigned shall promptly deliver to the successor Escrow Agent the entire balance of the Escrow Fund (together with copies of all records pertaining thereto) upon presentation of evidence reasonably satisfactory to it of the appointment and authorization of such successor Escrow Agent by the Company and the Sellers. Upon receipt of the amounts in the Escrow Fund, such successor Escrow Agent shall thereupon be bound by all of the provisions hereof. From and after the appointment of a successor Escrow Agent pursuant to this
Section 11, all references herein to Escrow Agent shall be deemed to be to such successor Escrow Agent. Should the Company and the Sellers fail to appoint a successor Escrow Agent within thirty (30) days of the effective date of any resignation or termination pursuant to this
Section 11, then Escrow Agent may institute suit in a court of competent jurisdiction to have a successor Escrow Agent appointed and tender into the custody of that court all of the remaining portion of the Escrow Fund.

         12.      Definitions.  As used herein:

                  (a) "AWARD NOTICE" means a true copy of the final unappealable order (or an order for which the time to appeal has expired without an appeal having been made) of a court of competent jurisdiction.

                  (b) "COMPANY RELATED CLAIM" means an asserted Loss in respect of an alleged breach of a representation, warranty, covenant or agreement of the Company in the Purchase Agreement or certain other documents referenced in Section 12.2(a) of the Purchase Agreement or a claim under Section 8.7 of the Purchase Agreement.

                  (c) "INDEMNIFICATION CLAIM" means a written declaration by the Company as successor in interest to the Buyer, stating (i) that the Company as successor in interest to the Buyer has suffered a Loss, (ii) the identity of the Seller Indemnitor(s) to whom or which the Loss is attributable which, in the case of a Company Related Claim, shall be all Sellers, (iii) the facts, circumstances and events giving rise to such Loss, each specified in reasonable detail, (iv) the amount of the asserted Loss, (v) that the amount of such Loss or portion thereof is a reasonable estimate, and (vi) whether the Indemnification Claim is a Company Related Claim. If the asserted Loss is a Company Related Claim, the Company as successor in interest to the Buyer must name all Sellers as Seller Indemnitors and allocate the Loss to each Seller Indemnitor according to his or its Proportionate Share.

                  (d) "LOSS" means any and all demands, claims, actions or causes of action, assessments, losses, fines, judgments, costs, damages (including special and consequential damages), liabilities, costs, removal and remediation requirements and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses asserted against, paid, suffered or incurred by the Company as successor in interest to the Buyer.

                  (e) "NOTICE OF RELEASE" means a written declaration, executed by the Company and the appropriate Seller Indemnitee, (which, in the case of a Company Related Claim, must be executed by all Sellers), specifying the resolution of an Indemnification Claim and the disposition to be made of the Escrow Fund or any portion thereof that was the subject of such Indemnification Claim.

                  (f) "OBJECTION" means a written objection by the appropriate Seller Indemnitee to an Indemnification Claim stating in reasonable detail the basis for such objection.

                  (g) "PROPORTIONATE SHARE" means the respective percentage interest of each Seller in the Escrow Deposit and in certain amounts disbursed to the Sellers hereunder, which percentage interest is set forth on SCHEDULE B hereto.

                  (h) "WITHDRAWAL NOTICE" means an irrevocable written declaration (x) withdrawing an Indemnification Claim executed by the Company as successor in interest to the Buyer (which, in the case of a Company Related Claim, must be a complete withdrawal against all Sellers), or (y) executed by the appropriate Seller Indemnitee withdrawing an Objection (which, in the case of a Company Related Claim, must be executed by all Sellers).

         13.      General Provisions.

         (a) Assignment. This Agreement shall be binding upon the successors and permitted assigns of the parties. Neither this Agreement nor any right or benefit of any party hereunder may be assigned or transferred by such party without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may assign its rights, together with its obligations, hereunder (i) to any of its affiliates, (ii) to any lender or lenders providing financing to Buyer, the Company or its affiliates or (iii) in connection with any sale, transfer or other disposition (by operation of law or otherwise) of all or substantially all of its assets or business or stock of the Company, without prior written consent.

         (b) Amendment. This Agreement may not be amended or modified without the prior written consent of all parties.

         (c) Waiver. Failure to insist upon strict compliance with any of the terms or conditions of this Agreement at any one time shall not be deemed a waiver of such term or condition at any other time; nor shall any waiver or relinquishment of any right or power granted herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.

         (d) Governing Law. Notwithstanding the place where this Agreement may be executed by any of the parties, the parties expressly agree that this Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia, without regard for its conflict of laws doctrine.

         (e) Notices. Any notice or other communication to be given hereunder shall be in writing, shall be sent to all parties, and shall be deemed sufficient when (i) mailed by United States certified mail, return receipt requested, (ii) mailed by overnight express mail, or (iii) delivered in person, at the address set forth below, or such other address as a party may provide to the other in accordance with the procedure for notices set forth in this
Section:

                  (i)      If to the Company:

                           SIMCALA, Inc.
                           c/o CGW Southeast Partners III, L.P.
                           Suite 210
                           Twelve Piedmont Center
                           Atlanta, Georgia 30305
                           Attn:  Mr. William A. Davies
                           Telephone:  (404) 816-3255
                           Telecopier:  (404) 816-3258

                           Taxpayer Identification Number: 34-1780941

                           with a copy (which shall not constitute notice) to:

                           Alston & Bird
                           1201 West Peachtree Street
                           Atlanta, GA 30309-3424
                           Attn:  Teri L. McMahon, Esq.
                           Telephone:  404-881-7266
                           Telecopier:  404-881-4777

                  (ii)     If to a Seller:

                           (A)      If to Charter Oak Partners:
                                    10 Wright Street, Building B
                                    Westport, Connecticut  06880
                                    Attn:  Anthony J. Dowd
                                    Telephone:  (203) 221-4752
                                    Telecopier: (203) 222-2720

                                    Taxpayer Identification Number: 13-2869339

                           (B)      If to Capital One Investors:
                                    1111 Chester Avenue, Suite 815
                                    Cleveland, Ohio  44114
                                    Attn:  James M. Petras
                                    Telephone:  (216) 781-5134
                                    Telecopier: (216) 781-0158

                                    Taxpayer Identification Number: 34-17497-09

                           (C)      If to Carl Edward Boardwine:
                                    c/o SIMCALA, Inc.
                                    Ohio Ferro Alloys Road
                                    Mt. Meigs, Alabama  36057
                                    Telephone:  (334) 215-7560
                                    Telecopier:  (334) 215-8969

                                    Taxpayer Identification Number: ###-##-####

                           (D)      If to Dwight L. Goff:
                                    c/o SIMCALA, Inc.
                                    Ohio Ferro Alloys Road
                                    Mt. Meigs, Alabama  36057
                                    Telephone:  (334) 215-7560
                                    Telecopier:  (334) 215-8969

                                    Taxpayer Identification Number: ###-##-####

                           (E)      If to R. Myles Cowan:
                                    c/o SIMCALA, Inc.
                                    Ohio Ferro Alloys Road
                                    Mt. Meigs, Alabama  36057
                                    Telephone:  (334) 215-7560
                                    Telecopier:  (334) 215-8969

                                    Taxpayer Identification Number: ###-##-####

                           (F)      If to George W. Rapp, Jr.:
                                    97 Warrior Road
                                    Louisville Kentucky  40207
                                    Telephone:  (502) 897-3019
                                    Telecopier:  (502) 897-3019

                                    Taxpayer Identification Number: ###-##-####

                           with a copy (which shall not constitute notice) to:

                           Schulte Roth & Zabel LLP
                           900 Third Avenue
                           New York, New York  10022
                           Attn:  Andre Weiss, Esq.
                           Telephone:  (212) 756-2431
                           Telecopier:  (212) 593-5955

                  (iii)    If to Escrow Agent:

                           SunTrust Bank, Atlanta
                           Corporate Trust Department
                           Room 400 - Annex
                           58 Edgewood Avenue
                           Atlanta, Georgia  30303
                           Attn:  Ronald C. Painter
                           Telephone:  (404) 588-7191
                           Telecopier:  (404) 332-3966

         (f) Invalid Provision. If any provision of this Agreement shall be determined to be invalid or unenforceable, this Agreement shall be deemed amended to delete such provision and the remainder of this Agreement shall be enforceable by its terms.

         (g) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         (h) Further Assurances. Each party agrees to execute and deliver all such further instruments and do all such further acts as may be reasonably necessary or appropriate to effectuate this Agreement.

         (i) Headings. Headings and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any provision.

         (j) Person and Gender. The masculine gender shall include the feminine and neuter genders and the singular shall include the plural.

         (k) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to matters set forth in this Agreement, and supersedes any prior understanding or agreement, oral or written, with respect to such matters.

         (l) Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. No party shall be considered the draftsman. On the contrary, this Agreement has been reviewed, negotiated and accepted by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         (m) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all such counterparts shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                SIMCALA, Inc. as successor in interest to SAC Acquisition Corp.


                                By: /s/ William A. Davies
                                   -------------------------------------------
                                    William A. Davies
                                    Chairman of the Board


                                SUNTRUST BANK, ATLANTA,
                                as Escrow Agent


                                By: /s/ Ronald C. Painter
                                   -------------------------------------------

                                Name:
                                     -----------------------------------------

                                Title:
                                      ----------------------------------------


                                SELLERS:

                                Charter Oak Partners

                                By Fine Partners L.P., the Managing
                                   Partner of Charter Oak Partners


                                By: /s/ Anthony J. Dowd
                                   -------------------------------------------
                                   Anthony J. Dowd
                                   Authorized Signatory








                    [Signatures Continued on Following Page]

                             Capital One Investors

                             By:  MCK Corporation, General Partner

                                  By: /s/ James M. Petras
                                     -----------------------------------------
                                           James M. Petras, President of
                                             MCK Corporation

                             By:  Briseis Capital Corporation, General Partner

                                  By: /s/ James D. Ireland III
                                     -----------------------------------------
                                           James D. Ireland III, President of
                                             Briseis Capital Corporation

                             Carl Edward Boardwine
                             /s/ Carl Edward Boardwine
                             --------------------------------------------------



                             Dwight L. Goff
                             /s/ Dwight L. Goff
                             --------------------------------------------------


                             R. Myles Cowan
                             /s/ R. Myles Cowan
                             --------------------------------------------------


                             George W. Rapp, Jr.
                             /s/ George W. Rapp, Jr.
                             --------------------------------------------------

                                   SCHEDULE A

                               ESCROW AGENT'S FEES


The annual fee of $3,500 for administering this Escrow Agreement is due at the time of closing. Each year on the anniversary of the date of this Escrow Agreement, half of the annual fee will be invoiced to the Company and the other half of the annual fee will be paid from the Escrow Fund (as provided in Section 9 of the Escrow Agreement).

Out of pocket expenses such as, but not limited to postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal or accounting, etc., will be billed or deducted from the Escrow Fund, as appropriate, at cost.

These fees do not include extraordinary services which will be priced according to time and scope of duties.

It is acknowledged that the schedule of fees shown above are acceptable for the services mutually agreed upon and the parties authorize SunTrust Bank, Atlanta to perform said services.

                                   SCHEDULE B

                              PROPORTIONATE SHARES


                                                                                PROPORTIONATE SHARE

Charter Oak Partners                                                                    53.1%
P.O. Box 5147
10 Wright Street, Building B
Westport, Connecticut 06880
Taxpayer Identification Number: 13-2869339

Capital One Investors                                                                   36.0%
111 Chester Avenue, Ste. 815
Cleveland, Ohio 44144
Taxpayer Identification Number: 34-1749709

Carl Edward Boardwine                                                                    8.0%
125 Bald Cypress East
Electic, Alabama 36080
Social Security Number: ###-##-####

Dwight L. Goff                                                                           1.0%
1665 Minnie Knight Road
Titus, Alabama 36080
Social Security Number: ###-##-####

R. Myles Cowan                                                                           1.0%
3640 Narrow Lane Road
Montgomery, Alabama 36111
Social Security Number: ###-##-####

George W. Rapp, Jr.                                                                      0.9%
97 Warrior Road
Louisville, Kentucky 40207
Social Security Number: ###-##-####